Albertsons Companies, Inc. Reports Third Quarter Fiscal 2023 Results

Boise, ID - January 9, 2024

Albertsons Companies, Inc. (NYSE: ACI) (the "Company") today reported results for the third quarter of fiscal 2023, which ended December 2, 2023.

Third Quarter of Fiscal 2023 Highlights

•Identical sales increased 2.9%
•Digital sales increased 21%
•Loyalty members increased 17% to 38.5 million
•Net income of $361 million, or $0.62 per share
•Adjusted net income of $462 million, or $0.79 per share
•Adjusted EBITDA of $1,107 million

"We delivered another solid quarter amidst a challenging economic backdrop," said Vivek Sankaran, CEO. "We want to thank all our teams for their commitment to serving our customers and communities. As we look ahead, our ambition is to create Customers for Life, in part through our focus on operational excellence in our stores, driving growth in our digital and pharmacy operations, and deepening our relationships with our customers."

Mr. Sankaran continued, "While we are benefiting from our productivity initiatives, we expect to continue to see the impacts of investments in associate wages and benefits, cycling significant prior year food inflation, customers receiving less government assistance, the resumption of student loan payments and other types of payment deferrals, inflationary cost increases and the outsized growth of our pharmacy and digital businesses as we continue to lean into increased customer engagement in our Customers for Life strategy."

Third Quarter of Fiscal 2023 Results

Net sales and other revenue was $18.6 billion during the 12 weeks ended December 2, 2023 ("third quarter of fiscal 2023") compared to $18.2 billion during the 12 weeks ended December 3, 2022 ("third quarter of fiscal 2022"). The increase was driven by the Company's 2.9% increase in identical sales, with strong growth in pharmacy sales driving the identical sales increase. We also continued to grow our digital business with a 21% sales increase during the third quarter of fiscal 2023.

Gross margin rate decreased to 28.0% during the third quarter of fiscal 2023 compared to 28.2% during the third quarter of fiscal 2022. Excluding the impact of fuel and LIFO expense, gross margin rate decreased 64 basis points compared to the third quarter of fiscal 2022. The strong growth in pharmacy operations, which carries an overall lower gross margin rate, and increases in shrink were the primary drivers of the decrease, partially offset by our procurement and sourcing productivity initiatives. The rate decrease related to pharmacy operations was primarily due to growth in pharmacy sales and a lower margin rate on COVID-19 vaccines in the third quarter of fiscal 2023. In addition, the benefits from our productivity initiatives allowed us to continue to provide incremental targeted price investments to our customers during the third quarter of fiscal 2023.

Selling and administrative expenses decreased to 24.8% of Net sales and other revenue during the third quarter of fiscal 2023 compared to 25.0% during the third quarter of fiscal 2022. Excluding the impact of fuel, Selling and administrative expenses as a percentage of Net sales and other revenue decreased 28 basis points. The decrease in Selling and administrative expenses as a percentage of Net sales and other revenue was primarily attributable to lower employee costs, which includes the benefit of ongoing productivity initiatives, and lower depreciation and amortization, partially offset by an increase in operating expenses related to the expansion of our digital and omnichannel capabilities, ongoing Merger-related costs, increased store occupancy costs and additional third-party store security services.

Net loss on property dispositions and impairment losses was $23.9 million during the third quarter of fiscal 2023 compared to $7.3 million during the third quarter of fiscal 2022.

Interest expense, net was $116.3 million during the third quarter of fiscal 2023 compared to $84.3 million during the third quarter of fiscal 2022. The increase in interest expense, net was primarily attributable to lower interest income, as well as higher average outstanding borrowings and higher average interest rates.

Other income, net was $6.7 million during the third quarter of fiscal 2023 compared to other expense, net of $1.7 million during the third quarter of fiscal 2022.

Income tax expense was $95.1 million, representing a 20.8% effective tax rate, during the third quarter of fiscal 2023 compared to $120.9 million, representing a 24.4% effective tax rate, during the third quarter of fiscal 2022. The favorability in the effective income tax rate in the third quarter of fiscal 2023 was primarily due to an increase in federal tax credits.

Net income was $361.4 million, or $0.62 per share, during the third quarter of fiscal 2023. Net income was $375.5 million, or $0.20 per share, during the third quarter of fiscal 2022. Net income per share during the third quarter of fiscal 2022 includes a $0.45 per share reduction related to the special cash dividend of $6.85 per share attributable to holders of convertible preferred stock on an as-converted basis.

Adjusted net income was $462.3 million, or $0.79 per share, during the third quarter of fiscal 2023 compared to $505.1 million, or $0.87 per share, during the third quarter of fiscal 2022.

Adjusted EBITDA was $1,106.5 million, or 6.0% of Net sales and other revenue, during the third quarter of fiscal 2023 compared to $1,158.0 million, or 6.4% of Net sales and other revenue, during the third quarter of fiscal 2022. As we look ahead to the fourth quarter of fiscal 2023, we expect continued outsized growth and margin impact in our pharmacy and digital operations.

Capital Expenditures

During the first 40 weeks of fiscal 2023, capital expenditures were $1,535.0 million, which primarily included the completion of 115 remodels, the opening of five new stores and continued investment in our digital and technology platforms.

Merger Agreement

On October 13, 2022, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with The Kroger Company ("Kroger") and Kettle Merger Sub, Inc. Under the terms of the Merger Agreement, Kroger (through Kettle Merger Sub, Inc.) will acquire all of the outstanding shares of the Company's common stock for total consideration of $34.10 per share, reduced by the special cash dividend of $6.85 per share paid on January 20, 2023 (the "Merger"). Details regarding the Merger Agreement and the transactions contemplated by the Merger Agreement can be found in the Form 8-K filed on October 14, 2022 and the joint press release issued by the Company and Kroger on October 14, 2022.

In connection with the Merger, on September 8, 2023, the Company and Kroger announced that the parties had entered into a definitive agreement, dated September 8, 2023, with C&S Wholesale Grocers, LLC ("C&S") for the sale of select stores, banners, distribution centers, offices and private label brands to C&S. Also on September 8, 2023, Kroger notified the Company that, in accordance with the Merger Agreement, Kroger intends to sell the SpinCo Business (as defined in the Merger Agreement) to C&S. As a result, the creation of SpinCo and spin-off previously contemplated by the Company and Kroger is no longer a requirement under the Merger Agreement and will no longer be pursued by the Company and Kroger. Details regarding the definitive agreement with C&S can be found in the Form 8-K filed on September 8, 2023 and the joint press release issued by the Company and Kroger on September 8, 2023.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of December 2, 2023, the Company operated 2,271 retail food and drug stores with 1,726 pharmacies, 401 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 34 states and the District of Columbia with 24 banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2022, along with the Albertsons Companies Foundation, the Company contributed more than $200 million in food and financial support, including more than $40 million through our Nourishing Neighbors Program to ensure those living in our communities and those impacted by disasters have enough to eat.

Forward-Looking Statements and Factors That Impact Our Operating Results and Trends

This press release includes "forward-looking statements" within the meaning of the federal securities laws. The "forward-looking statements" include our current expectations, assumptions, estimates and projections about our business, our industry and the outcome of the Merger. They include statements relating to our future operating or financial performance which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as "outlook," "may," "should," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to numerous risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include:
•    changes in macroeconomic conditions and uncertainty regarding the geopolitical environment;
•    rates of food price inflation or deflation, as well as fuel and commodity prices;
•    changes in market interest rates;
•    changes in consumer behavior and spending due to the impact of macroeconomic factors, including the expiration of student loan payment deferments;
•    changes in wage rates, ability to attract and retain qualified associates and negotiate acceptable contracts with labor unions;
•    failure to achieve productivity initiatives, unexpected changes in our objectives and plans, inability to implement our strategies, plans, programs and initiatives, or enter into strategic transactions, investments or partnerships in the future on terms acceptable to us, or at all;
•uncertainties related to the Merger, including our ability to close the transactions contemplated by the Merger Agreement, and the impact of the costs related to the Merger;
•erosion of consumer confidence as a result of the Merger and the transactions contemplated by the Merger Agreement;

•litigation related to the transactions contemplated by the Merger Agreement;
•restrictions on our ability to operate as a result of the Merger Agreement;
•challenges in attracting, retaining and motivating our employees until the closing of the Merger;
•    availability and cost of goods used in our food products;
•    challenges with our supply chain;
•    operational and financial effects resulting from cyber incidents, including outages in the cloud environment and the effectiveness of business continuity plans during a ransomware or other cyber incident; and
•    continued reduction in administering COVID-19 vaccines and dispensing test kits.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In evaluating our financial results and forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the "Risk Factors" section or other sections in our reports filed with the Securities and Exchange Commission ("SEC") including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

The Company has filed with the SEC a definitive information statement on Schedule 14C with respect to the approval of the Merger and has mailed the definitive information statement to the Company's stockholders. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC's website, www.sec.gov or from the Company's website at https://www.albertsonscompanies.com/investors/overview/.

Non-GAAP Measures and Identical Sales

Non-GAAP Measures. EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted net income per Class A common share and Net debt ratio (collectively, the "Non-GAAP Measures") are performance measures that provide supplemental information the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross margin, and net income per Class A common share. These Non-GAAP Measures exclude the financial impact of items management does not consider in assessing the Company's ongoing core operating performance, and thereby provide useful measures to analysts and investors of its operating performance on a period-to-period basis. Other companies may have different definitions of Non-GAAP Measures and provide for different adjustments, and comparability to the Company's results of operations may be impacted by such differences. The Company also uses Adjusted EBITDA and Net debt ratio for board of director and bank compliance reporting. The Company's presentation of Non-GAAP Measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Identical Sales. As used in this earnings release, the term "identical sales" includes stores operating during the same period in both the current fiscal year and the prior fiscal year, comparing sales on a daily basis. Direct to consumer digital sales are included in identical sales, and fuel sales are excluded from identical sales.

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(dollars in millions, except per share data)
(unaudited)

	12 weeks ended		40 weeks ended
	December 2, 2023	December 3, 2022	December 2, 2023	December 3, 2022
Net sales and other revenue	$18,557.3	$18,154.9	$60,898.2	$59,384.6
Cost of sales	13,360.0	13,033.2	43,996.7	42,713.3
Gross margin	5,197.3	5,121.7	16,901.5	16,671.3

Selling and administrative expenses	4,607.3	4,532.0	15,215.7	14,883.9
Loss (gain) on property dispositions and impairment losses, net	23.9	7.3	43.1	(86.1)
Operating income	566.1	582.4	1,642.7	1,873.5

Interest expense, net	116.3	84.3	383.1	313.0
Other (income) expense, net	(6.7)	1.7	(14.6)	(23.5)
Income before income taxes	456.5	496.4	1,274.2	1,584.0

Income tax expense	95.1	120.9	228.7	381.6
Net income	$361.4	$375.5	$1,045.5	$1,202.4

Net income per Class A common share
Basic net income per Class A common share	$0.63	$0.20	$1.82	$1.74
Diluted net income per Class A common share	0.62	0.20	1.80	1.72

Weighted average Class A common shares outstanding (in millions)
Basic	576.2	534.6	575.2	525.4
Diluted	581.1	538.6	580.5	529.8

% of net sales and other revenue
Gross margin	28.0%	28.2%	27.8%	28.1%
Selling and administrative expenses	24.8%	25.0%	25.0%	25.1%

Store data
Number of stores at end of quarter	2,271	2,270

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 2, 2023	February 25, 2023
ASSETS
Current assets
Cash and cash equivalents	$222.7	$455.8
Receivables, net	828.4	687.6
Inventories, net	5,175.8	4,782.0
Other current assets	435.0	345.0
Total current assets	6,661.9	6,270.4

Property and equipment, net	9,417.1	9,358.7
Operating lease right-of-use assets	5,926.3	5,879.1
Intangible assets, net	2,450.8	2,465.4
Goodwill	1,201.0	1,201.0
Other assets	839.4	993.6
TOTAL ASSETS	$26,496.5	$26,168.2

LIABILITIES
Current liabilities
Accounts payable	$4,119.2	$4,173.1
Accrued salaries and wages	1,276.5	1,317.4
Current maturities of long-term debt and finance lease obligations	737.8	1,075.7
Current maturities of operating lease obligations	674.1	664.8
Other current liabilities	1,049.9	1,197.8
Total current liabilities	7,857.5	8,428.8

Long-term debt and finance lease obligations	7,797.0	7,834.4
Long-term operating lease obligations	5,514.1	5,386.2
Deferred income taxes	794.6	854.0
Other long-term liabilities	2,006.0	2,008.4

Commitments and contingencies
Series A convertible preferred stock	—	45.7

STOCKHOLDERS' EQUITY
Class A common stock	5.9	5.9
Additional paid-in capital	2,109.2	2,072.7
Treasury stock, at cost	(304.2)	(352.2)
Accumulated other comprehensive income	68.7	69.3
Retained earnings (accumulated deficit)	647.7	(185.0)
Total stockholders' equity	2,527.3	1,610.7
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$26,496.5	$26,168.2

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	40 weeks ended
	December 2, 2023	December 3, 2022
Cash flows from operating activities:
Net income	$1,045.5	$1,202.4
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on property dispositions and impairment losses, net	43.1	(86.1)
Depreciation and amortization	1,359.9	1,380.9
Operating lease right-of-use assets amortization	510.7	500.7
LIFO expense	87.8	181.4
Deferred income tax	(116.5)	101.3
Contributions to pension and post-retirement benefit plans, net of (income) expense	(17.0)	(34.9)
Gain on interest rate swaps and energy hedges, net	(6.1)	(12.9)
Deferred financing costs	12.0	13.0
Equity-based compensation expense	80.5	96.6
Other operating activities	(8.6)	1.9
Changes in operating assets and liabilities:
Receivables, net	(139.4)	(143.8)
Inventories, net	(481.6)	(735.4)
Accounts payable, accrued salaries and wages and other accrued liabilities	54.1	33.6
Operating lease liabilities	(424.3)	(412.0)
Self-insurance assets and liabilities	31.3	49.6
Other operating assets and liabilities	(300.6)	(64.3)
Net cash provided by operating activities	1,730.8	2,072.0

Cash flows from investing activities:
Payments for property, equipment and intangibles, including lease buyouts	(1,535.0)	(1,566.9)
Proceeds from sale of assets	201.3	99.4
Other investing activities	4.9	(11.2)
Net cash used in investing activities	(1,328.8)	(1,478.7)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, including ABL facility	150.0	1,400.0
Payments on long-term borrowings, including ABL facility	(500.7)	(200.5)
Payments of obligations under finance leases	(45.4)	(46.4)
Dividends paid on common stock	(207.1)	(190.9)
Dividends paid on convertible preferred stock	(0.8)	(50.2)
Employee tax withholding on vesting of restricted stock units	(37.1)	(42.9)
Other financing activities	2.5	5.3
Net cash (used in) provided by financing activities	(638.6)	874.4

Net (decrease) increase in cash and cash equivalents and restricted cash	(236.6)	1,467.7
Cash and cash equivalents and restricted cash at beginning of period	463.8	2,952.6
Cash and cash equivalents and restricted cash at end of period	$227.2	$4,420.3

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following tables reconcile Net income to Adjusted net income, and Net income per Class A common share to Adjusted net income per Class A common share:

	12 weeks ended		40 weeks ended
	December 2, 2023	December 3, 2022	December 2, 2023	December 3, 2022
Numerator:

Net income	$361.4	$375.5	$1,045.5	$1,202.4
Adjustments:
(Gain) loss on interest rate swaps and energy hedges, net (d)	(0.7)	2.0	(6.1)	(12.9)
Business transformation (1)(b)	12.3	17.2	37.9	64.5
Equity-based compensation expense (b)	23.3	33.4	80.5	96.6
Loss (gain) on property dispositions and impairment losses, net	23.9	7.3	43.1	(86.1)
LIFO expense (a)	27.6	64.5	87.8	181.4
Government-mandated incremental COVID-19 pandemic related pay (2)(b)	—	1.0	—	10.8
Merger-related costs (3)(b)	35.9	14.4	124.2	23.8
Certain legal and regulatory accruals and settlements, net (b)	(6.7)	—	(6.7)	43.7
Amortization of debt discount and deferred financing costs (c)	3.6	3.9	11.9	12.9
Amortization of intangible assets resulting from acquisitions (b)	11.0	11.7	37.5	39.1
Combined Plan (4)(b)	—	—	—	(19.0)
Miscellaneous adjustments (5)(f)	3.4	16.4	24.0	46.1
Tax impact of adjustments to Adjusted net income	(32.7)	(42.2)	(103.9)	(97.9)
Adjusted net income	$462.3	$505.1	$1,375.7	$1,505.4

Denominator:

Weighted average Class A common shares outstanding - diluted	581.1	538.6	580.5	529.8
Adjustments:
Convertible preferred stock (6)	—	37.6	0.4	45.2
Restricted stock units and awards (7)	6.9	6.6	6.4	6.1
Adjusted weighted average Class A common shares outstanding - diluted	588.0	582.8	587.3	581.1

Adjusted net income per Class A common share - diluted	$0.79	$0.87	$2.34	$2.59

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

	12 weeks ended		40 weeks ended
	December 2, 2023	December 3, 2022	December 2, 2023	December 3, 2022
Net income per Class A common share - diluted	$0.62	$0.20	$1.80	$1.72
Convertible preferred stock (6)	—	0.45	—	0.37
Non-GAAP adjustments (8)	0.18	0.23	0.57	0.53
Restricted stock units and awards (7)	(0.01)	(0.01)	(0.03)	(0.03)
Adjusted net income per Class A common share - diluted	$0.79	$0.87	$2.34	$2.59
The following table is a reconciliation of Adjusted net income to Adjusted EBITDA:

	12 weeks ended		40 weeks ended
	December 2, 2023	December 3, 2022	December 2, 2023	December 3, 2022
Adjusted net income (9)	$462.3	$505.1	$1,375.7	$1,505.4
Tax impact of adjustments to Adjusted net income	32.7	42.2	103.9	97.9
Income tax expense	95.1	120.9	228.7	381.6
Amortization of debt discount and deferred financing costs (c)	(3.6)	(3.9)	(11.9)	(12.9)
Interest expense, net	116.3	84.3	383.1	313.0
Amortization of intangible assets resulting from acquisitions (b)	(11.0)	(11.7)	(37.5)	(39.1)
Depreciation and amortization (e)	414.7	421.1	1,359.9	1,380.9
Adjusted EBITDA	$1,106.5	$1,158.0	$3,401.9	$3,626.8
(1) Includes costs associated with third-party consulting fees related to our operational priorities and associated business transformation.
(2) Represents incremental COVID-19 related pay legislatively required in certain municipalities in which we operate.
(3) Primarily relates to third-party legal and advisor fees and retention program expense related to the proposed Merger and costs in connection with our previously-announced Board-led review of potential strategic alternatives.
(4) Includes the $19.0 million gain during the second quarter of fiscal 2022 related to the withdrawal in fiscal 2020 from the Food Employers Labor Relations Association and United Food and Commercial Workers Pension Fund ("FELRA") and the Mid-Atlantic UFCW and Participating Pension Fund ("MAP" and together with "FELRA", the "Combined Plan").
(5) Primarily includes net realized and unrealized gains and losses related to non-operating investments, lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, adjustments for unconsolidated equity investments and other costs not considered in our core performance.
(6) Represents the conversion of convertible preferred stock to the fully outstanding as-converted Class A common shares as of the end of each respective period, for periods in which the convertible preferred stock is antidilutive under GAAP.
(7) Represents incremental unvested restricted stock units ("RSUs") and unvested restricted stock awards ("RSAs") to adjust the diluted weighted average Class A common shares outstanding during each respective period to the fully outstanding RSUs and RSAs as of the end of each respective period.
(8) Reflects the per share impact of Non-GAAP adjustments for each period. See the reconciliation of Net income to Adjusted net income above for further details.
(9) See the reconciliation of Net income to Adjusted net income above for further details.
Non-GAAP adjustment classifications within the Condensed Consolidated Statements of Operations:
(a) Cost of sales
(b) Selling and administrative expenses
(c) Interest expense, net

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

(d) (Gain) loss on interest rate swaps and energy hedges, net:

	12 weeks ended		40 weeks ended
	December 2, 2023	December 3, 2022	December 2, 2023	December 3, 2022
Cost of sales	$(0.5)	$2.8	$(4.3)	$(2.7)
Selling and administrative expenses	(0.2)	0.5	(1.8)	(1.6)
Other (income) expense, net	—	(1.3)	—	(8.6)
Total (Gain) loss on interest rate swaps and energy hedges, net	$(0.7)	$2.0	$(6.1)	$(12.9)

(e) Depreciation and amortization:

	12 weeks ended		40 weeks ended
	December 2, 2023	December 3, 2022	December 2, 2023	December 3, 2022
Cost of sales	$40.9	$39.5	$125.9	$129.2
Selling and administrative expenses	373.8	381.6	1,234.0	1,251.7
Total Depreciation and amortization	$414.7	$421.1	$1,359.9	$1,380.9

(f) Miscellaneous adjustments:

	12 weeks ended		40 weeks ended
	December 2, 2023	December 3, 2022	December 2, 2023	December 3, 2022
Selling and administrative expenses	$7.3	$6.5	$29.2	$20.9
Other (income) expense, net	(3.9)	9.9	(5.2)	25.2
Total Miscellaneous adjustments	$3.4	$16.4	$24.0	$46.1

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions)

The following table is a reconciliation of Net Debt Ratio on a rolling four quarter basis:

	December 2, 2023	December 3, 2022
Total debt (including finance leases)	$8,534.8	$9,117.3

Cash and cash equivalents	222.7	4,412.3
Special dividend payable	—	(3,921.3)
Cash and cash equivalents, net of Special dividend payable	222.7	491.0

Total debt net of cash and cash equivalents	8,312.1	8,626.3

Rolling four quarters Adjusted EBITDA	$4,452.1	$4,700.5

Total Net Debt Ratio	1.87	1.84

The following table is a reconciliation of Net income to Adjusted EBITDA on a rolling four quarter basis:

	Rolling four quarters ended
	December 2, 2023	December 3, 2022
Net income	$1,356.6	$1,657.5
Depreciation and amortization	1,786.1	1,789.0
Interest expense, net	474.7	421.0
Income tax expense	269.1	530.3
EBITDA	3,886.5	4,397.8

Gain on interest rate swaps and energy hedges, net	(1.6)	(26.9)
Business transformation (1)	51.7	75.3
Equity-based compensation expense	122.2	122.4
Gain on property dispositions and impairment losses, net	(18.3)	(87.8)
LIFO expense	174.4	238.0
Government-mandated incremental COVID-19 pandemic related pay (2)	—	15.7
Merger-related costs (3)	156.9	23.8
Certain legal and regulatory accruals and settlements, net	50.3	40.6
Combined Plan (4)	—	(125.3)
Miscellaneous adjustments (5)	30.0	26.9
Adjusted EBITDA	$4,452.1	$4,700.5
(1) Includes costs associated with third-party consulting fees related to our operational priorities and associated business transformation.
(2) Represents incremental COVID-19 related pay legislatively required in certain municipalities in which we operate.
(3) Primarily relates to third-party legal and advisor fees and retention program expense related to the proposed Merger and costs in connection with our previously-announced Board-led review of potential strategic alternatives.
(4) Includes gains related to the withdrawal from the Combined Plan.
(5) Primarily includes net realized and unrealized gains and losses related to non-operating investments, lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, pension settlement gain, adjustments for unconsolidated equity investments, certain contract terminations and other costs not considered in our core performance.